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                                                                     EXHIBIT 5.1

[LETTERHEAD OF COOLEY GODWARD APPEARS HERE]

September 19, 1996



Peerless Systems Corporation
2381 Rosecrans Avenue
El Segundo, CA  90245

Ladies and Gentlemen:

You have requested our opinion with respect to certain matters in connection with the filing by Peerless Systems Corporation, a California corporation (the "Company"), of a Registration Statement on Form S-1, as amended, (the "Registration Statement") with the Securities and Exchange Commission (the "Commission") covering the underwritten public offering of up to 4,312,500 shares of the Company's common stock (the "Common Stock") (including 562,500 shares of Common Stock for which the underwriters will be granted an over-allotment option).

In connection with this opinion, we have (i) examined and relied upon the Registration Statement and related Prospectus, the Company's Restated Articles of Incorporation and Amended and Restated Bylaws, the form of Amendment to the Articles of Incorporation effecting the reverse stock split, the form of Certificate of Incorporation and Bylaws to be effective upon the reincorporation in Delaware, the form of Agreement and Plan of Merger and the originals or copies certified to our satisfaction of such records, documents, certificates, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below; (ii) assumed that the shares of the Common Stock will be sold by the underwriters at a price established by the Pricing Committee of the Board of Directors of the Company; (iii) assumed that the Company will have received the exercise price for any shares of Common Stock to be sold by Selling Stockholders pursuant to the cash exercise of warrants and stock options.

On the basis of the foregoing, and in reliance thereon, we are of the opinion that the Common Stock, when sold, issued and paid for in accordance with the Registration Statement and related Prospectus, will be validly issued, fully paid and nonassessable.
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[LOGO OF COOLEY GODWARD APPEARS HERE]

Peerless Systems Corporation
September 19, 1996
Page 2


We consent to the reference to our firm under the caption "Legal Matters" in the prospectus included in the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement.

Very truly yours,

COOLEY GODWARD LLP



By: /s/ Gregory C. Smith
    --------------------
    Gregory C. Smith